FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 20, 2000


                     Friedman, Billings, Ramsey Group, Inc.
             (Exact name of Registrant as specified in its charter)

Virginia                 54-1837743                               001-13731
(State or other    (I.R.S. Employer incorporation or   (Commission File Number)
jurisdiction of      organization)
Identification No.)

                             1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)

                                 (703) 312-9500
              (Registrant's telephone number including area code)

Item 5. Other Events


1. On April 20, 2000, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing its earnings for the 1st quarter 2000. The entire text of that press release is being filed herewith and attached as exhibit 99.1.

2. On April 20, 2000, Friedman, Billings, Ramsey Group, Inc. held a conference call announcing its earnings for the 1st quarter 2000. The text of that conference call is being filed herewith and attached as exhibit
99.2.

3.        Friedman, Billings, Ramsey Group, Inc., attaches herewith, as exhibit 99.3, Financial & Statistical Supplement - Operating Results, financial schedule of its operating results for 1999 and the 1st quarter 2000.



99.1 Press Release dated April 20, 2000.
99.2 Conference Call script dated April 20, 2000.
99.3 Financial & Statistical Supplement - Operating Results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer

For  Immediate   Release
Contact:   Michael  W.  Robinson (703)-312-1830 or mrobinson@fbr.com

Friedman, Billings, Ramsey Group Reports $0.12 Per Share First
Quarter Earnings

ARLINGTON,  Va., April 20, 2000 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income of $6.4 million, or $0.12 (diluted) per share for the first quarter ended March 31, 2000, versus net income of $45,000, or $0.00 per share for the same quarter last year.

Revenue for the first quarter was $66.2 million, compared with $22.1 million for the first quarter of 1999 - a 200 percent increase. The Company said that its quarterly revenue reflected a mix of contributions from its institutional brokerage, investment banking, venture capital, and other asset management businesses.

"During the first quarter we saw continued strength across the company," Chairman and Co-Chief Executive Officer Emanuel J. Friedman said. "As a result of our strategy over the last three years, we have built broad financing capabilities for new economy companies and maintained FBR's core franchise in our traditional sectors. We continue to benefit from the growth of the new economy and from the sector rotation in the capital markets."

Friedman continued: "Each of our businesses produced solid revenues in the first quarter. We saw an increase in our recurring, and relatively predictable, revenue sources, notably our institutional brokerage operations."

Venture capital and principal investing activities, including unrealized gains and carry, net of losses, accounted for approximately $4.0 million of pre-tax earnings in the first quarter.

W. Russell Ramsey, President and Co-Chief Executive Officer, said, "During the first quarter, our managed Technology Venture Partners (FBR TVP) portfolio continued to see a steady stream of IPOs, mergers, private rounds at stepped-up valuations, and the announcement of the cash sale of Call Technologies to 3Com."

FBR generates gross revenues (before fund management expenses) from its managed venture capital and private equity funds in three ways: base management fees of 2 to 2.5 percent, a return on its principal invested as one of the funds' investors (about three percent in FBR TVP I, for example), and a 20 percent gross carry of the funds' overall gains.

                                   - more -

The Company noted that, to the extent that its managed funds hold securities of public companies that are restricted as to resale, these securities are generally valued at a discount to the public market price on the last day of the quarter, to reflect restrictions on liquidity, including the size of the funds' holdings relative to the public market float. In addition, accrued compensation is based on the performance of the managed funds and other criteria, and therefore is subject to future adjustment.

Vice Chairman and Co-Chief Executive Officer Eric F. Billings said, "The first quarter saw FBR continue its evolution into a broad-based capital markets and asset management company with a focused effort in technology, financial services, and real estate - and developing businesses in energy, insurance, as well as consumer and business growth."

FBR had 49.1 million common shares outstanding, shareholders' equity of $198.1 million, and book value per share of $4.03 as of March 31, 2000. A live webcast of FBR's conference call on today's results will be available at 9:00 a.m. (Eastern Time) at http://www.vcall.com/NASApp/VCall/EventPage?ID=3D14930. Replays of the webcast will be available afterward.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for three businesses: venture capital; investment banking & institutional brokerage; and its own Internet holdings, fbr.com, an online investment bank, and Offering Marketplace, a leading technology for the electronic distribution of new issue securities. Headquartered in Northern Virginia, home to an array of leading global Internet companies, FBR provides capital and financial expertise throughout a company's lifecycle. FBR has offices in Arlington and Reston, Va., Irvine, Ca., Boston, Charlotte, Chicago, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.

                                       # # #

Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions. Note to Editors: 1 page follows this page.

                         -           more           -

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                       Three months ended
                                             March 31,

                                2000           %         1999            %
REVENUES:                      ------      -----        -----        -----

Investment banking      $      16,696      25.2%     $  6,048        27.4%
Institutional brokerage        11,677      17.6%        8,880        40.2%
Asset management               35,877      54.2%        4,598        20.9%
Interest, dividends and other   1,993       3.0%        2,543        11.5%
                              -------    -------      -------      -------

Total revenues                 66,243     100.0%       22,069       100.0%
                              -------    -------      -------      -------

EXPENSES:
Compensation and benefits      46,223      69.8%       14,238        64.5%
Business development and        4,617       7.0%        2,594        11.8%
professional services
Interest                          222       0.3%          507         2.3%
Other                           6,625      10.0%        4,685        21.2%
                              -------    -------      -------      -------

Total expenses                 57,687      87.1%       22,024        99.8%
                              -------    -------      -------      -------

Net income before income         8,556     12.9%           45         0.2%
taxes

Provision for income taxes       2,139      3.2%            -         0.0%

Net income              $        6,417      9.7%    $      45         0.2%
                              ========   =======      =======      =======


Basic earnings per      $         0.13              $    0.00
share                         ========                =======

Diluted earnings per    $         0.12              $    0.00
share                         ========                =======

Weighted average shares         49,021                 49,034
- basic                       ========                =======

Weighted average shares         51,353                 49,214
- diluted                     ========                =======

Exhibit 2 - 99.2


                             1Q EARNINGS RELEASE
                            Conference Call Script
                                April 20, 2000


[Speaker]

Good morning. This is Kurt Harrington, Chief Financial Officer of Friedman Billings Ramsey Group. Before beginning our call, I would like to remind everyone that statements concerning future performance, developments or events, concerning expectations for growth, filed backlog and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties which might cause actual results or developments to differ materially from stated expectations or current circumstances. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, the high degree of risk associated with venture capital investment, competition among venture capital firms, competition for business and personnel, available technologies and general economic, political and market conditions. Additional information concerning factors that could cause actual results to differ materially is contained in FBR's Annual Report on Form 10K and quarterly reports on Form 10Q. I would now like to turn over the call to our Chairman, Emanuel J. Friedman.

[New speaker:  Manny Friedman]

Thank you and good morning. As I'm sure you've seen by now, Friedman Billings Ramsey reported net income of $6.4 million or $0.12 per share on a diluted basis
for the first quarter of 2000.   Revenue for the quarter was $66.2 million,
which is a 200 percent increase over our first quarter 1999 revenue of $22.1 million.

In the first quarter, institutional brokerage, investment banking, and venture capital and other asset management operations all achieved year-over-year growth.

Our strong performance in the first quarter demonstrated the success of our long-term strategy to diversify our business and our revenue streams, as we outlined in our 1999 annual report.

Over the past three years, FBR has maintained its strength in, but reduced its dependence on, financial services and real estate investment banking. We have become a much more diverse investment firm by developing Internet-centric technology business units. Our value-added, consultative approach to financing is built on the pillars of our industry expertise in the capital markets. This approach enables us to advise companies from the early stages ... through private and public capital raising... to M&A and other advisory assignments.
We do this throughout the corporate lifecycle and provide value-added capital markets expertise to our brokerage clients as well.

In the first quarter, the successful execution of our business model was reflected by the fact that FBR advised, financed or raised capital for 29 companies, including 13 venture capital investments, 10 managed public offerings, and 6 corporate finance assignments.

FBR has a demonstrated ability to capture opportunity wherever it exists in the capital formation process. And it is clear that our decisions over the last three years to invest in the technology sector, to expand our asset management activities into venture capital and private equity, and to create a focused M&A team have paid off.

For additional details on the quarter, I will now turn it over to our Chief Financial Officer, Kurt Harrington.

[New speaker: Kurt Harrington]

Thank you, Manny. Technology venture capital was the biggest contributor to first-quarter revenues and earnings. Revenue from venture capital and private equity as well as other asset management and principal investing activity, including unrealized gains, and carry, net of losses, accounted for $35.9 million in the first quarter. This compares to $4.6 million in the first quarter of 1999. At the end of the first quarter, our first technology fund, was up more than ten times.

We have begun to return cash to investors in FBR TVP I - and by the end of this month, we expect to have returned more than 40 percent of the fund's called capital.

In addition, we will continue to help our existing technology portfolio companies reach the next level and fulfill their considerable promise.

As we have seen in recent weeks, the technology sector is subject to substantial stock volatility. Still, there is little doubt that the Internet will continue to revolutionize communications and commerce around the world, and that FBR is well positioned to participate in the Internet's growth.

Now, I would like to turn to the performance of our investment banking and institutional brokerage businesses. Investment banking revenue totaled $16.7 million, compared to $6 million for the first quarter of 1999. FBR acted as lead manager for the IPO of Atlas Pipeline Partners, an energy company. We also co-managed a total of nine transactions, including four IPOs. fbr.com, our online arm, participated in 14 online offerings, including the IPOs of webMethods and Lante.

On the corporate finance front, FBR represented clients in five M&A transactions. Among these transactions, FBR advised Lead Dog Design and Enterprise Works on their separate acquisitions by Iconixx, as well as Imperial Credit Industry Inc. on its acquisition of Imperial Credit Commercial Mortgage Investment Corporation.

Finally, Sales & Trading, supported by Research, once again reported record revenues - almost $11.7 million for the quarter. Much of this sequential growth has been recurring and predictable, reflecting FBR's continued expansion - and our evolution into a more balanced, diversified and successful investment firm.

With that, I would like to open the call for questions. Joining me are Manny, Russ Ramsey, Eric Billings, and Bob Smith.


[At end of Q&A]

If there are no further questions, that concludes our conference call for today. Thank you for joining us and have a good day.

                                      # # #

Exhibit 3 - 99.3

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement -Operating Results (unaudited)
(Dollars in thousands, except per share data)


                                           Q-1 00        YTD 1999       Q-4 99
                                     -------------- -------------- ------------
Revenues
Investment banking:
  Underwriting                             $ 10,506       $ 22,642      $ 6,200
  Corporate finance                           6,190         22,541       11,820
  Investment gains                                -          3,853        1,690
Institutional brokerage:
 Principal transactions                       6,001         22,058        4,472
  Agency commissions                          5,676         14,988        5,048
Asset management:
  Base management fees                        2,174          9,409        2,379
  Incentive income                           36,603         35,903       35,298
  Net investment gains (losses)              (2,900)        (3,196)     (1,870)
Interest, dividends and other                 1,993         10,768        2,559
                                     -------------- -------------- ------------
     Total revenues                          66,243        138,966       67,596
                                     -------------- -------------- ------------

Expenses
Compensation and benefits                    46,223         98,424       45,759
Business development &                        4,617         23,582        5,418
professional services
Clearing and brokerage fees                   1,567          4,693        1,386
Occupancy & equipment                         2,323          6,674        1,952
Communications                                1,181          4,323        1,240
Interest expense                                222          1,323          163
Other operating expenses                      1,554          6,918        1,482
                                     -------------- -------------- ------------
     Total expenses                          57,687        145,937       57,400
                                     -------------- -------------- ------------

Net income (loss) before taxes                8,556         (6,971)      10,196
                                     -------------- -------------- ------------

Provision (benefit) for income taxes          2,139              -            -

Net income (loss)                           $ 6,417       $ (6,971)    $ 10,196
                                     ============== ============== ============

Net income (loss) before taxes
    as a percentage of revenue                12.9%          -5.0%        15.1%

ROE (annualized)                              13.3%          -3.7%        22.7%

Total shareholders' equity                $ 198,063      $ 188,969     $188,969

Basic earnings (loss) per share              $ 0.13        $ (0.14)      $ 0.21
Diluted earnings (loss) per share            $ 0.12        $ (0.14)      $ 0.21

Ending shares outstanding (in thousands)     49,096         48,961       48,961

Book value per share                         $ 4.03         $ 3.86       $ 3.86

Assets under management (in millions)
Managed accounts                            $ 114.6        $ 180.2      $ 180.2
Hedge & offshore funds                         98.8          151.6        151.6
Mutual funds                                   54.7           66.1         66.1
Private equity & venture capital              661.7          480.9        480.9
                                      ============== ============== ===========
     Total                                  $ 929.8        $ 878.8      $ 878.8
                                      ============== ============== ===========
Employee count                                  396            390          390
                                      ============== ============== ===========

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Financial & Statistical Supplement -Operating Results (unaudited)
(Dollars in thousands, except per share data)
(Continued)

                                            Q-3 99          Q-2 99       Q-1 99
                                     -------------- -------------- ------------
Revenues
Investment banking:
  Underwriting                               $ 4,026      $ 9,245       $ 3,171
  Corporate finance                            2,024        5,820         2,877
  Investment gains                                15        2,148             -
Institutional brokerage:
  Principal transactions                       4,721        6,804         6,061
  Agency commissions                           3,372        3,749         2,819
Asset management:
  Base management fees                         2,714        2,052         2,264
  Incentive income                                62          470            73
  Net investment gains (losses)              (10,572)       6,985         2,261
Interest, dividends and other                  2,560        3,106         2,543
                                         ----------- ------------ -------------
     Total revenues                            8,922       40,379        22,069
                                         ----------- ------------ -------------

Expenses
Compensation and benefits                     16,318       22,109        14,238
Business development &                         9,662        5,908         2,594
professional services
Clearing and brokerage fees                    1,098        1,195         1,014
Occupancy & equipment                          1,738        1,422         1,562
Communications                                 1,246          913           924
Interest expense                                 159          494           507
Other operating expenses                       1,762        2,489         1,185
                                         ----------- ------------ -------------
     Total expenses                           31,983       34,530        22,024
                                         ----------- ------------ -------------

Net income (loss) before taxes               (23,061)       5,849            45
                                         ----------- ------------ -------------

Provision (benefit) for income taxes               -            -             -

Net income (loss)                           $(23,061)     $ 5,849          $ 45
                                         =========== ============ =============

Net income (loss) before taxes
    as a percentage of revenue                258.5%        14.5%          0.2%

ROE (annualized)                              -51.4%        12.8%          0.1%

Total shareholders' equity                 $ 170,922    $ 187,852     $ 176,876

Basic earnings (loss) per share            $ (0.47)      $ 0.12   $        0.00
Diluted earnings (loss) per share          $ (0.47)      $ 0.12   $        0.00

Ending shares outstanding (in thousands)      48,882       48,882        48,733

Book value per share                          $ 3.50       $ 3.84        $ 3.63

Assets under management (in millions)
Managed accounts                             $ 200.5      $ 212.5       $ 229.4
Hedge & offshore funds                         177.1        212.4         194.7
Mutual funds                                    78.1         91.6          95.9
Private equity & venture capital               329.6        295.7         152.9
                                         =========== ============ =============
     Total                                   $ 785.3      $ 812.2       $ 672.9
                                         =========== ============ =============

Employee count                                   390          350           349
                                         =========== ============ =============
